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                                                                     EXHIBIT (i)

                                October 4, 1993



Old Westbury Funds, Inc.
6 St. James Avenue
Boston, Massachusetts  02116

Gentlemen:

     We have acted as counsel to Old Westbury Funds, Inc., a Maryland corporation (the "Fund"), in connection with the preparation and filing of Registration Statement No. 33-66528 on Form N-1A and all amendments thereto (the "Registration Statement") covering shares of Common Stock, par value $.001 per share, of the Fund.

     We have examined copies of the Articles of Incorporation and By-Laws of the Fund, the Registration Statement, and such other corporate records, proceedings and documents, including the consent of the Board of Directors and the minutes of the meeting of the Board of Directors of the Fund, as we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we deemed necessary to form a basis for the opinion hereinafter expressed. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Fund and others.

     Based upon the foregoing, we are of the opinion that the shares of Common Stock, par value $.001 per share, of the Fund, to be issued in accordance with the terms of the offering, as set forth in the Prospectus and Statement of Additional Information included as part of the Registration Statement, and when issued and paid for, will constitute validly authorized and legally issued shares of Common Stock, fully paid and non-assessable.
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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to us in the Registration Statement under the heading "Federal Income Taxes" in the Prospectus and in the Statement of Information, and under the heading "Counsel and Independent Auditors" in the Statement of Additional Information.

                                             Very truly yours,